Law Offices of
                      Paul, Hastings, Janofsky & Walker LLP
                              345 California Street
                      San Francisco, California 94104-2635
                            Telephone (415) 835-1600
                            Facsimile (415) 217-5333
                              Internet www.phjw.com

                                   ----------


                              ______________, 2000


Trust for Investment Managers
2020 East Financial Way, Suite 100
Glendora, CA  91741

     RE:  TRUST FOR INVESTMENT MANAGERS: THE PSA MARKET LEADERS FUND

Ladies and Gentlemen:

     We have acted as legal counsel to Trust for Investment Managers, a Delaware business trust (the "Trust"), in connection with Post-Effective Amendment No. 4, and the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission (the "Registration Statement") relating to the issuance by the Trust of an indefinite number of no par value shares of beneficial interest (the "Shares") of The PSA Market Leaders Fund (the "Fund").

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

(a) the Trust's Agreement and Declaration of Trust dated April 27, 1999 (the "Declaration of Trust"), and the Trust's Certificate of Trust as originally filed with the Secretary of State of Delaware on April 28, 1999, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

(b) the By-laws of the Trust certified to us by an officer of the Trust as being true and complete and in effect on the date hereof ;

(c) resolutions of the Trustees of the Trust adopted at a meeting on _________, 2000, authorizing the establishment of the Fund and the issuance of the Shares;

(d) a certificate of an officer of the Trust as to certain factual matters relevant to this opinion.

     Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in Delaware Code INC. Annotated. We

To: Trust for Investment Managers
_______________, 2000
Page 2

have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority. Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Fund's Prospectus included in the Post-Effective Amendment and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Fund, and (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Fund, the Shares will be legally issued, fully paid and nonassessable. This opinion is rendered to you in connection with the filing of the registration statement on Form N-1A with respect to the above Fund of the Trust and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion. We hereby consent to (i) the reference to our firm as Legal Counsel in the Prospectus included in the Registration Statement on Form N-1A; and (ii) the filing of this opinion as an exhibit to the Registration Statement on Form N-1A.

                                        Very truly yours,

                                        PAUL, HASTINGS, JANOFSKY & WALKER LLP